                                                                   Exhibit 23.10

                         CONSENT OF Rosemarie B. Greco

     The undersigned hereby consents to the inclusion of her name in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Radian Group Inc. upon consummation of the merger of Amerin Corporation with and into CMAC Investment Corporation, which at the effective time of the merger will be renamed Radian Group Inc.


Signature:     /s/ Rosemarie B. Greco
               ______________________
                   Rosemarie B. Greco


Date:          March 15, 1999